UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 3, 2025

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market(1)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

(1)

On January 3, 2025, The Real Good Food Company, Inc. received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel has determined to delist the common stock of the Company from Nasdaq. Trading in the Company’s common stock, par value $0.0001 per share, was suspended effective January 6, 2025.

Item 3.02	Unregistered Sales of Equity Securities.

On January 6, 2025, The Real Good Food Company, Inc. (the “Company ”) issued 1,041,752 shares of Class B common stock to affiliates of Emblem Investments Fund I, LP (“Emblem”), after taking into effect the reverse stock split described in Item 8.01, pursuant to the terms of that certain Exchange Agreement, dated September 20, 2024 (the “Exchange Agreement”), by and among the Company, Emblem and PMC Financial Services Group, LLC (such issuance, “Class B Common Stock Issuance”). The Class B common stock was issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Items 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2024, the Company filed a certificate of Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, to (a) implement a reverse stock split of its Class A common stock, Class B common stock and Series A preferred stock as described below in Item 8.01 and (b) allow for the issuance of additional shares of Class B common stock pursuant to the terms of the Exchange Agreement (such amendments, the “Amendments”), as approved by the Company’s stockholders at the Special Meeting of Stockholders of the Company held on December 20, 2024. The Restated Certificate and the Amendments reflected therein became effective as of 5:00 p.m. ET on January 3, 2025. The foregoing description of the Amendments is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments in the Restated Certificate, which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Reverse Stock Split & Ticker Symbol Change

On January 6, 2025, the Company completed a 12-to-one reverse stock split of all the outstanding shares of its Class A common stock, Class B common stock and Series A preferred stock, effective after the close of business on January 6, 2024. As a result of the reverse stock split, there were 1,757,243 shares of Class A common stock and 2,167,275 shares of Class B common stock of the Company, issued and outstanding immediately after the reverse stock split, and giving effect to the Class B Common Stock Issuance. The Series A preferred stock is no longer outstanding as further described below. All fractional shares of common stock that would have resulted from the reverse stock split were rounded up to the nearest whole share.

In connection with the reverse stock split, the issued and outstanding membership units of Real Good Foods, LLC, the Company’s operating company, were changed and reclassified consistent with the 12-to-one split ratio, effective after close of business on January 6, 2025, and the total number of shares of common stock available under, as well as the number of shares underlying each outstanding equity award under the Company’s 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan, as applicable, were adjusted on a 12-to-one basis.

Additionally as of the close of business on January 6, 2025, the ticker symbol for the Company’s Class A common stock was changed from RGF to RGFC, as a result of the Company’s shares being quoted and traded on the over-the-counter-market (“OTC”) as of the start of business on January 7, 2025, resulting from the previously disclosed delisting of the Company’s shares from The Nasdaq Stock Market LLC (“Nasdaq”) on January 6, 2025.

Retirement of Series A Preferred Shares

In connection with the Class B Common Stock Issuance, the Company retired all the outstanding shares of Series A preferred stock issued to Emblem, which were automatically surrendered to the Company for no consideration pursuant to the terms of Series A preferred stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of The Real Good Food Company, Inc.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: January 8, 2025	By:	/s/ Tim Zimmer
Tim Zimmer
Chief Executive Officer